UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2007

ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)
001-32935	88-0331369
(Commission File Number)	(IRS Employer Identification No.)

9229 Delegates Row, Suite 260, Indianapolis, Indiana 46240
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (317) 569-8234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On November 9, 2007, Arcadia Resources, Inc. filed its quarterly report on Form 10-Q and issued an earnings release announcing its financial results for the fiscal quarter and six-month period ended September 30, 2007. A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The information in this Item 2.02 and in Exhibit 99.1 is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 5.05. Amendments to the Registrant’s Code of Ethics

As disclosed in the Company’s Form 10-Q for the period ended September 30, 2007, the Company’s Board of Directors on November 7, 2007 amended and restated the Code of Ethics and Conduct which applies to all employees, officers, directors and independent contractors of the Company. The amendments incorporate the text of the Company’s existing policies on the trading of the Company’s securities and clarify the language describing the requirements of the Company’s existing policies with respect to the disclosure, use and non-disclosure of Company confidential information and authority to speak publicly for the Company. The Code of Ethics and Conduct, as restated to incorporate such amendments, is attached as Exhibit 14.1 and incorporated by this reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	Arcadia Resources, Inc. Board of Director Compensation for October 1, 2007 to September 30, 2008, adopted November 7, 2007.
14.1	Arcadia Resources, Inc. Code of Ethics and Conduct as Amended and Restated Effective November 7, 2007.
99.1	Press Release dated November 9, 2007 (furnished pursuant to Item 2.02 of Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.

	By:	/s/ Lynn Fetterman
Lynn Fetterman
	Its:	Interim Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Dated: November 14, 2007